Exhibit 99.1

IntelGenx Announces Commercial Launch of Forfivo XL™ in USA

SAINT LAURENT, QUEBEC, October 9, 2012 - IntelGenx Corp. (TSX-V: IGX) (OTCQX: IGXT) ("IntelGenx", “the Company”) today announced that Forfivo XL™ is now available by prescription in the USA.

Forfivo XL™ is indicated for treatment of Major Depressive Disorder (MDD) and is the only extended-release bupropion HCl product to provide a once-daily, 450mg dose in a single tablet. The active ingredient in Forfivo XL is bupropion, the same active ingredient used in the well-known antidepressant product: Wellbutrin XL®. Until now, most patients in the US requiring a 450mg dose of bupropion have been taking multiple tablets to achieve their 450mg dose requirement. With Forfivo XL™ now available in the US, these patients can simplify their dosing regimen to a single Forfivo XL tablet, once-daily.

“Until today, physicians in the US treating their MDD patients with high-dose bupropion have had to use multiples of the lower strength, 150mg and 300mg, products. With the US commercial launch of Forfivo XL, physicians can now prescribe a simpler and more convenient single-pill 450mg dose of bupropion to better meet the needs of their MDD patients” said Dr. Horst G. Zerbe, President and CEO of IntelGenx. “We feel that the combination of market need and the targeted marketing approach applied by our commercial partner Edgemont Pharmaceuticals will make Forfivo XL a successful product.

Forfivo XL™ was developed by IntelGenx and is the Company’s first FDA approved product, approved by the FDA on November 10, 2011. Forfivo XL™ is being marketed in the United States under the terms of a license agreement between IntelGenx and Edgemont Pharmaceuticals. The commercialization of Forfivo XL™ triggers launch-related milestone payments for IntelGenx of up to $4.0 million, and additional milestones upon achieving certain sales and exclusivity targets of up to a further $23.5 million. IntelGenx will also receive tiered double-digit royalties on net sales of Forfivo XL™.

Important Safety Information for Forfivo XL

WARNING: SUICIDALITY and ANTIDEPRESSANT DRUGS; PSYCHIATRIC EVENTS and SMOKING CESSATION SUICIDALITY and ANTIDEPRESSANT DRUGS: Antidepressants increased the risk compared to placebo of suicidal thinking and behavior (suicidality) in children, adolescents, and young adults in short-term studies of major depressive disorder (MDD) and other psychiatric disorders. Patients of all ages who are started on antidepressant therapy should be monitored appropriately and observed closely for clinical worsening, suicidality, or unusual changes in behavior. Families and caregivers should be advised of the need for close observation and communication with the prescriber. FORFIVO XL is not approved for use in pediatric patients.

PSYCHIATRIC EVENTS and SMOKING CESSATION: FORFIVO XL is not approved for smoking cessation treatment, but bupropion under the name ZYBAN ® is approved for this use. Serious neuropsychiatric events, including but not limited to depression, suicidal ideation, suicide attempt, and completed suicide have been reported in patients taking bupropion for smoking cessation. Advise patients and caregivers that the patient using bupropion for smoking cessation should stop taking bupropion and contact a healthcare provider immediately if agitation, hostility, depressed mood, or changes in thinking or behavior that are not typical for the patient are observed, or if the patient develops suicidal ideation or suicidal behavior.

CONTRAINDICATIONS

FORFIVO XL is contraindicated in:

  Seizure disorder, because these patients may have a lower seizure threshold
  Patients treated currently with other bupropion products, because seizure incidence is dose-dependent
  A current or prior diagnosis of bulimia or anorexia nervosa
  Patients undergoing abrupt discontinuation of alcohol or sedatives
  Concurrent administration of monoamine oxidase (MAO) inhibitors. At least 14 days should elapse between discontinuation of an MAO inhibitor and initiation of treatment with FORFIVO XL.
  Known hypersensitivity to bupropion or the other ingredients of FORFIVO XL

WARNINGS AND PRECAUTIONS

Activation of Mania/Hypomania A major depressive episode may be the initial presentation of bipolar disorder. Prior to initiating treatment with an antidepressant, patients with depressive symptoms should be adequately screened to determine if they are at risk for bipolar disorder; such screening should include a detailed psychiatric history, including a family history of suicide, bipolar disorder, and depression. It should be noted that FORFIVO XL is not approved for use in treating bipolar depression. Seizures Bupropion is associated with a dose-related risk of seizures. The risk of seizures is also related to patient factors, clinical situations, and concomitant medications, which must be considered in selection of patients for therapy with FORFIVO XL. FORFIVO XL should be discontinued and not restarted in patients who experience a seizure while on treatment. Retrospective analysis of clinical experience gained during the development of bupropion suggests that the risk of seizure may be minimized if the total daily dose of bupropion does not exceed 450 mg and the rate of incrementation of the bupropion dose is gradual. Psychosis and Other Neuropsychiatric Events Depressed patients treated with bupropion have been reported to show a variety of neuropsychiatric signs and symptoms, including delusions, hallucinations, psychosis, concentration disturbance, paranoia, and confusion. In some cases, these symptoms abated upon dose reduction and/or withdrawal of treatment. It is recommended stopping bupropion when the symptoms occur. Severe Hypertension In clinical practice, hypertension, in some cases severe, requiring acute treatment, has been reported in patients receiving bupropion alone and in combination with nicotine replacement therapy. These reactions have been observed in both patients with and without evidence of preexisting hypertension. Monitoring of blood pressure is recommended in patients who receive the combination of bupropion and nicotine replacement. Agitation and Insomnia Increased restlessness, agitation, anxiety, and insomnia, especially shortly after initiation of treatment, have been associated with treatment with bupropion. In clinical studies of MDD, these symptoms (see Table 2 of the full prescribing information) were sometimes of sufficient magnitude to require treatment with sedative/hypnotic drugs. Symptoms in these studies were sufficiently severe to require discontinuation of treatment in 1% and 2.6% of patients treated with 300 and 400 mg/day, respectively, of bupropion hydrochloride sustained-release tablets and 0.8% of patients treated with placebo. Altered Appetite and Weight In placebo-controlled short-term studies of MDD using the sustained-release formulation of bupropion hydrochloride, patients experienced weight gain or weight loss (see Table 3 of the full prescribing information). In studies conducted with the immediate-release formulation of bupropion hydrochloride, 35% of patients receiving tricyclic antidepressants gained weight, compared to 9% of patients treated with the immediate-release formulation of bupropion hydrochloride. If weight loss is a major presenting sign of a patient’s depressive illness, the anorectic and/or weight-reducing potential of FORFIVO XL tablets should be considered. Hypersensitivity Reactions Anaphylactoid/anaphylactic reactions characterized by symptoms such as pruritus, urticaria, angioedema, and dyspnea requiring medical treatment have been reported in clinical trials with bupropion. In addition, there have been rare spontaneous postmarketing reports of erythema multiforme, Stevens-Johnson syndrome, and anaphylactic shock associated with bupropion. A patient should stop taking FORFIVO XL and consult a doctor if experiencing allergic or anaphylactoid/anaphylactic reactions (e.g., skin rash, pruritus, hives, chest pain, edema, and shortness of breath) during treatment. Arthralgia, myalgia, and fever with rash and other symptoms suggestive of delayed hypersensitivity have been reported in association with bupropion. These symptoms may resemble serum sickness [see Contraindications in the full prescribing information].

ADVERSE REACTIONS

Clinical Trials Experience: Commonly Observed Adverse Reactions in Controlled Clinical Trials The most common adverse reactions were (incidence ≥ 5%; ≥ 2 times placebo rate): Dry mouth, nausea, insomnia, dizziness, pharyngitis, abdominal pain, agitation, anxiety, tremor, palpitation, sweating, tinnitus, myalgia, anorexia, urinary frequency, and rash.

The full prescribing information, including complete Boxed Warnings, is available at www.ForfivoXL.com

About Forfivo XL™:

Forfivo XL™ 450mg (bupropion HCL extended-release tablets) is a novel, patent protected, once-daily formulation of bupropion HCl, the active ingredient in Wellbutrin XL®. Forfivo XL™ provides bupropion patients the opportunity to achieve their 450mg dose with a single pill, once-daily. Patients should not be initiated on bupropion therapy using Forfivo XL, because 450mg is the only dosage strength available. Other lower-dose bupropion products should be used for therapy initiation and dose titration.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of severe depression, hypertension, erectile dysfunction, benign prostatic hyperplasia, migraine, insomnia, idiopathic pulmonary fibrosis, allergies and pain management. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

CONTACT:
Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com